UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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THE INTERGROUP CORPORATION
(Name of Registrant as Specified In Its Charter)

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THE INTERGROUP CORPORATION

1516 S. BUNDY DRIVE, SUITE 200

los angeles, California 90025

(310) 889-2500

Notice of annual meeting of shareholders
to be held on MAY 23, 2022

To the Shareholders of The InterGroup Corporation:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Shareholders of The InterGroup Corporation (“InterGroup” or the “Company”) for the fiscal year ended June 30, 2021, at the Hilton San Francisco Financial District, 750 Kearny Street, San Francisco, CA 94108 on May 23, 2022, at 2:30 P.M. for the following purposes:

(1)	To elect two Class A directors to serve until the fiscal 2024 Annual Meeting;

(2)	To ratify the retention of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022;

(3)	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on March 31, 2022, as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting or any postponements or adjournments thereof.

The Company’s Annual Report for the fiscal year ended June 30, 2021 accompanies this Notice of Annual Meeting of Shareholders and Proxy Statement.

By Order of the Board of Directors,

/s/ John V. Winfield
April 12, 2022	John V. Winfield
Los Angeles, California	Chairman of the Board; President and Chief Executive Officer

Your vote is important, whether you own a few or many shares. Please complete, sign, date and promptly return the enclosed proxy in the self-addressed, postage pre-paid envelope provided. Please return your proxy even if you plan to attend the Annual Meeting. You may always revoke your proxy and vote in person.

This Proxy Statement is available at: www.intgla.com

THE INTERGROUP CORPORATION

1516 S. BUNDY DRIVE, SUITE 200

los angeles, California 90025

(310) 889-2500

PROXY STATEMENT

annual meeting of shareholders

to be held on MAY 23, 2022

The Board of Directors of The InterGroup Corporation (“InterGroup” or the “Company”) is soliciting proxies in the form enclosed with this proxy statement in connection with its fiscal 2021 Annual Meeting of Shareholders to be held on May 23, 2022, or at any postponements or adjournments thereof. Only shareholders of record at the close of business on March 31, 2022, are entitled to notice of, and to vote at, the Annual Meeting.

Each shareholder is entitled to cast, in person or by proxy, one vote for each share held of record at the close of business on March 31, 2022. As of March 31, 2022, there were outstanding 2,243,183 shares of common stock, par value $.01 per share (the “Common Stock”). Of the total 2,243,183 shares outstanding, a majority, or 1,121,592 voting shares will constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of the holders of the majority of the shares of Common Stock present and represented at the meeting and entitled to vote is required to elect directors, to ratify the retention of the Company’s independent registered public accounting firm, and to ratify or approve the other proposals being voted on at this time.

The proxies named in the accompanying proxy card will vote the shares represented thereby if the proxy appears to be valid on its face, and where a specification is indicated as provided in such proxy, the shares represented will be voted in accordance with such specification. If no specification is made, the shares represented by the proxies will be voted: (1) FOR the election of two Class A directors to serve until the fiscal 2024 Annual Meeting; (2) FOR ratification of the retention of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022.

If you give us a proxy, you can revoke it at any time before it is used. To revoke it, you may file a written notice revoking it with the Secretary of the Company at least 48 hours before the date and time of our Annual Meeting, execute a proxy with a later date, or attend the meeting and vote in person.

This Proxy Statement and the accompanying Form of Proxy are first being sent to shareholders on or about April 12, 2022. In some cases, these materials will be mailed to banks and brokers that should forward copies to the persons for whom they hold stock of the Company and to request authority for the execution of proxies. Officers of the Company may, without being additionally compensated, solicit proxies by mail, telephone, telegram, or personal contact. All proxy soliciting expenses will be paid by the Company. The Company does not expect to employ anyone else to assist in the solicitation of proxies.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation provides that the Board of Directors shall consist of not less than five nor more than nine members (subject to any vacancies). The exact number of directors is fixed by the Board prior to each year’s Annual Meeting of Shareholders. The Board is divided into three staggered classes, each class having not less than one member and not more than three members. Each director is elected to serve for a three-year term and until the election and qualification of his or her successor. When vacancies on the Board occur, due to resignation or otherwise, the directors then in office may continue to exercise the powers of the Board of Directors, and a majority of such directors may select a new director to fill the vacancy, and such replacement director shall serve only until the expiration of the term of the director whose vacancy he is filling. Any director may resign at any time. Any director may be removed with cause by the vote of, or written consent of, the holders of a majority of the shares of Common Stock entitled to then vote at an election of directors at a special meeting called for the purpose of removal or to ratify the recommendation of a majority of the directors that such director be removed. A replacement director may be elected at the same special meeting.

The term of current Class A Directors expires at the fiscal 2021 Annual Meeting to be held on May 23, 2022. The Board has proposed John V. Winfield and Jerold R. Babin as Class A Directors to serve until the Fiscal 2024 Annual Meeting (to be held in 2025) and until the election and qualification of their successors. The Board of Directors has been informed that the nominees have consented to be named as such and are willing to serve as director if elected. However, if a nominee should be unable or declines to serve, it is intended that the proxies will be voted for such other persons as the proxies shall, in their discretion, designate. Unless otherwise directed in the accompanying proxy card, the persons named therein will vote FOR the election of the nominee. Election requires a plurality of votes (i.e., for the number of seats available for directors at an Annual Meeting, those directors obtaining the highest number of votes shall be elected to fill those seats).

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the Board of Directors (including the nominees), executive officers and secretary of the Company:

Name	Positions with the Company	Age	Term to Expire

Class A Directors:

John V. Winfield (4)	Chairman of the Board; President and Chief Executive Officer	75	Fiscal 2021 Annual Meeting

Jerold R. Babin (3)	Director	89	Fiscal 2021 Annual Meeting

Class B Directors:

Yvonne L. Murphy (1)(2)(4)	Director	65	Fiscal 2022 Annual Meeting

William J. Nance (2)(3)(4)	Director	78	Fiscal 2022 Annual Meeting

Class C Director:

John C. Love (1)(2)(3)	Director	82	Fiscal 2023 Annual Meeting

Name	Positions with the Company	Age

Executive Officers:

David C. Gonzalez (4)	Vice President Real Estate	54

Danfeng Xu	Treasurer, Controller, and Secretary	35

(1) Member of the Nominating Committee

(2) Member of the Compensation Committee

(3) Member of the Audit Committee

(4) Member of the Executive Strategic Real Estate and Securities Investment Committee

Business Experience

The principal occupation and business experience during the last five years for each of the directors and officers of the Company are as follows:

John V. Winfield – Mr. Winfield was first appointed to the Board in 1982. He currently serves as the Company’s Chairman of the Board, President, and Chief Executive Officer, having first been appointed as such in 1987. Mr. Winfield also serves as Chairman and Chief Executive Officer of the Company’s subsidiary Portsmouth Square, Inc. (“Portsmouth”), a public company. Mr. Winfield’s extensive experience as an entrepreneur and investor, as well as his managerial and leadership experience from serving as a chief executive officer and director of public companies, led to the Board’s conclusion that he should serve as a director of the Company.

Jerold R. Babin – Mr. Babin was first appointed as a director of Portsmouth, a subsidiary of the Company, in February 1996. Mr. Babin was elected to the Board of InterGroup in February 2014. Mr. Babin was a retail securities broker. From 1974 to 1989, he worked at Drexel Burnham, and from 1989 to 2010, he worked for Prudential Securities (later Wachovia Securities and now Wells Fargo Advisors) where he held the title of First Vice President. Mr. Babin retired from his position at Wells Fargo advisors in June 2010. Mr. Babin had also served as an arbitrator for FINRA (formerly NASD) for over 20 years. Mr. Babin’s extensive experience in the securities and financial markets, as well as his involvement in the securities and public company regulatory industry, led to the Board’s conclusion that he should serve as a director of the Company.

Yvonne L. Murphy – Mrs. Murphy was elected to the Board of InterGroup in February 2014 and had served as a director at Portsmouth from March to December 2019. Mrs. Murphy has impressive experiences in corporate management, legal research, and legislative lobbying for over 30 years. She was a member of Governor Kenny C. Guinn’s executive staff in Nevada and was employed for years by the prestigious Jones Vargas law firm in Reno, Nevada. She served in nine legislative sessions during the most challenging years in Nevada’s history. Before starting her lobbying firm, Ms. Murphy worked for RR Partners in its corporate office in Las Vegas, Nevada, and in the Government Affairs Division in Reno. She has a Doctorate and a Master’s in Business Administration from the California Pacific University. Within her community, she also serves as a volunteer board member for the Reno Philharmonic and Renown Health. Mrs. Murphy’s extensive government affairs and business experience led to the Board’s conclusion that she should serve as a director of the Company.

William J. Nance – Mr. Nance is a Certified Public Accountant (“CPA”) and private consultant to the real estate and banking industries. He is also President of Century Plaza Printers, Inc. Mr. Nance was first elected to the Board in 1984. He served as the Company’s Chief Financial Officer from 1987 to 1990 and as Treasurer from 1987 to 2002. Mr. Nance is also a director of Portsmouth and serves as a director of Comstock Mining Inc. (NYSE MKT: LODE). Mr. Nance’s extensive experience as a CPA and in numerous phases of the real estate industry, his business and management experience gained in running his businesses, his service as a director and audit committee member for other public companies and his knowledge and understanding of finance and financial reporting, led to the Board’s conclusion that he should serve as a director of the Company.

John C. Love – Mr. Love was appointed to the Board in 1998. Mr. Love is an international hospitality and tourism consultant. He is a retired partner in the national CPA and consulting firm of Pannell Kerr Forster and, for the last 30 years, a lecturer in hospitality management at Golden Gate University and San Francisco State University. He is Chairman Emeritus of the Board of Trustees of Golden Gate University and the Honorary Director of the Hotel and Restaurant Foundation. Mr. Love is also a director of Portsmouth. Mr. Love’s extensive experience as a CPA and in the hospitality industry, including teaching at the university level for the last 30 years in management control systems, and his knowledge and understanding of finance and financial reporting, led to the Board’s conclusion that he should serve as a director of the Company.

David C. Gonzalez – Mr. Gonzalez was appointed Vice President Real Estate of the Company on January 31, 2001. Since 1989, Mr. Gonzalez has served in numerous capacities with the Company, including Controller and Director of Real Estate. Mr. Gonzalez was appointed advisor of the Executive Strategic Real Estate and Securities Investment Committee of the Company and Portsmouth in February 2020. In May 2021, Mr. Gonzalez was elected as Portsmouth’s President upon the resignation of Mr. Winfield.

Danfeng Xu – Ms. Xu was appointed as Treasurer and Controller of the Company and Portsmouth on October 16, 2017. Effective June 1st, 2018, Ms. Xu was elected as Secretary of the Company and Portsmouth. Ms. Xu had served as Controller and other positions, at the Hilton San Francisco Financial District from July 2010 to February 2017. Ms. Xu obtained her Bachelor of Science degree in Business Administration, Accounting and Finance from Ohio State University, and her Master of Professional Accounting, with a concentration in Audit and Assurance from the University of Washington. Ms. Xu has successfully passed all sections of the Uniform Certified Public Accountant Examination.

Family Relationships: There are no family relationships among directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers.

Involvement in Certain Legal Proceedings: No director or executive officer, or a person nominated or chosen to become a director or executive officer, was involved in any legal proceeding requiring disclosure.

BOARD AND COMMITTEE INFORMATION

InterGroup is a Smaller Reporting Company under the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). The Company’s Common Stock is listed on the Capital Market tier of the NASDAQ Stock Market LLC (“NASDAQ”).

The Board of Directors of InterGroup currently consists of five members. Except for the Company’s President and CEO, John V. Winfield, all of InterGroup’s Board of Directors consists of “independent” directors as independence is defined by the applicable rules of the SEC and NASDAQ. The independent directors also meet in executive sessions at least twice per year. The Board of Directors held three meetings during the 2021 fiscal year (in person, telephonically or by written consent). No directors attended (whether in person, telephonically, or by written consent) fewer than 75% of all Board meetings held during the 2021 fiscal year.

Board Leadership Structure

The Chairman of the Board, Mr. Winfield, also serves as the Company’s Chief Executive Officer. The Board believes that combining the Chairman and Chief Executive officer roles is the most appropriate structure for the Company at this time because (i) this structure has had a longstanding history with the Company, which the Board believes has served our shareholders well through many economic cycles and business challenges; (ii) the Board believes Mr. Winfield’s unique business experience and history with the Company makes it appropriate for him to serve in both capacities; and (iii) the Board believes its corporate governance processes and committee structures preserve Board independence by insuring independent discussions among directors and independent evaluation of, and communications with, members of senior management such that separation of the Chairman and Chief Executive Officer roles is unnecessary at this time.

Role of the Board in Oversight of Risk

The Board of Directors does not have a separate risk oversight body but instead manages risk directly. The Board mitigates risk through discussing with management the appropriate level of risk for the Company and evaluating the risk information received by management. These risks include financial, competitive, and operational risks. Further, every quarter, management reports to the Audit Committee regarding the Company’s various risk areas as part of the Audit Committee’s oversight role over financial reporting per the Audit Committee charter. Other committees of the Board of Directors also consider risks within their areas of responsibility.

We do not believe that our compensation policies encourage excessive risk-taking. The design of our compensation policies encourages employees to remain focused on both short-term and long-term financial and operational goals. Our equity awards typically vest over several years, which we believe encourages employees to focus on sustained stock price appreciation over time and the intrinsic value of the Company instead of short-term financial results.

Communications with the Board of Directors

The Board of Directors has not established a formal process for security holders to send communications to the Board of Directors, and the Board has not deemed it necessary to establish such a procedure at this time. Historically, almost all communications that the Company receives from security holders have been administrative and are not directed to the Board of Directors. Any communications to the Board of Directors may be submitted in writing to the following address: Board of Directors, The InterGroup Corporation, 1516 S. Bundy Drive, Suite 200, Los Angeles, CA 90025. If the Company should receive a security holder communication directed to the Board of Directors, or an individual director, said communication would be relayed to the Board of Directors or the individual director as the case may be.

Board Attendance at Annual Meetings of Shareholders

The Company does not have any formal policy with regard to Board members attendance at Annual Meetings of Shareholders but encourages each director to attend such meetings. All of the Company’s directors attended the fiscal 2020 Annual Meeting of Shareholders.

Committees

The Company has an Executive Strategic Real Estate and Securities Investment Committee (the “Executive Committee”) that meets in place of the Board upon the request of the Chairman of the Executive Committee if time does not permit the entire Board to convene. Mr. Winfield is Chairman of the Executive Committee. The purpose of the Executive Committee is to review time-sensitive, major issues facing the Company until the entire Board can meet and deliberate on such matters. The Executive Committee also reviews and considers potential acquisitions, dispositions, and financings of properties, and establishes certain investment procedures and reports to the Board of Directors. The Executive Committee held eight meetings (in person, telephonically or by written consent) during the 2021 fiscal year.

The Company’s Compensation Committee (the “Compensation Committee”) is comprised of “independent” members of the Board of Directors. For a director to be considered “independent” by the Board of Directors, he or she must (i) be free of any relationship that, applying the rules of NASDAQ, would preclude a finding of independence, and (ii) not have any material relationship with the Company or any of its affiliates or any of its executive officers. Mrs. Murphy, Messrs. Nance, and Love were members of the Compensation Committee during the fiscal year 2021. None of the members of the Compensation Committee is an executive officer of the Company. Mr. Nance previously served as the Company’s Chief Financial Officer from 1987 to 1990 and as the Company’s Treasurer from 1987 to 2002.

Mr. Nance serves as Chairman of the Compensation Committee. The Compensation Committee reviews and recommends to the Board of Directors the compensation for the Company’s Chief Executive Officer and other executive officers, including equity or performance-based compensation and plans. The Compensation Committee seeks to design and set compensation to attract and retain highly qualified executive officers and to align their interests with those of long-term owners of the Company. The Compensation Committee may also make recommendations to the Board of Directors as to the amount and form of director compensation. The Compensation Committee has not engaged any compensation consultants in determining the amount or form of executive or director compensation, but does review and monitor published compensation surveys and studies. The Compensation Committee did not hold any meetings (in person, telephonically or by written consent) during the 2021 fiscal year. The Compensation Committee also oversees the Company’s 2010 Omnibus Employee Incentive Plan (the “2010 Incentive Plan”).

The Company’s Board of Directors has adopted a written charter for the Compensation Committee, which is reviewed on an annual basis. A copy of that written charter, as amended, is posted on the Company’s website at www.intgla.com.

The Company’s Audit Committee is currently comprised of three members: Mr. Nance (Chairperson), Mr. Love and Mr. Babin, each of whom meets the independence requirements of the SEC and NASDAQ. Messrs. Nance and Love also meet the Audit Committee Financial Expert requirement as defined by the SEC based on their qualifications and business experience discussed above. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility of overseeing management’s conduct of the financial reporting process, the annual independent audit of the Company’s financial statements, reviewing the financial reports provided by the Company to any governmental body or the public; the Company’s system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company’s auditing, accounting, and financial processes generally. The Audit Committee is also responsible for the selection and retention of the Company’s independent registered public accounting firm. The Audit Committee held four meetings during the 2021 fiscal year.

The Company’s Board of Directors has adopted a written charter for the Audit Committee, which is reviewed on an annual basis. A copy of that written charter, as amended, is posted on the Company’s website at www.intgla.com.

The Company’s Nominating Committee is comprised of two “independent” directors as independence is defined by NASDAQ. The Company has not established a charter for the Nominating Committee. The Company has no policy or procedure concerning the consideration of any director candidates recommended by security holders. As a Smaller Reporting Company that has more than 72% of its voting securities controlled by management, the Company has not deemed it appropriate to institute such a policy, since any nominee that is unacceptable to the Board of Directors would be unlikely ever to be elected. There have not been any material changes to the procedures by which security holders may recommend nominees to the Company’s Board of Directors during the last fiscal year. Mrs. Murphy is the Chairwoman of the Nominating Committee. The Nominating Committee held one meeting during the 2021 fiscal year.

Code of Ethics

The Company has adopted a Code of Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the Code of Ethics is posted on the Company’s website at www.intgla.com. The Company will provide to any person without charge, upon request, a copy of its Code of Ethics by sending such request to The InterGroup Corporation, Attn: Treasurer, 1516 S. Bundy Drive, Suite 200, Los Angeles, CA 90025. The Company will promptly disclose any amendments or waivers to its Code of Ethics on Form

8-K and will post such information on its website.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning compensation awarded to, earned by, or paid to the Company’s principal executive officer and other named executive officers of the Company whose total compensation exceeded $100,000 for all services rendered to the Company and its subsidiaries for each of the Company’s last two completed fiscal years ended June 30, 2021 and 2020. There was no non-equity incentive plan compensation or nonqualified deferred compensation earnings. There are currently no employment contracts with executive officers.

SUMMARY COMPENSATION TABLE

					Other
Name and Position	Fiscal Year	Salary		Bonus	Compensation		Total

John V. Winfield	2021	$843,000	(1)	$270,000	$56,000	(2)	$1,169,000	(3)
Chairman, President and	2020	$844,000	(1)	$-	$56,000	(2)	$900,000	(3)
Chief Executive Officer

David C. Gonzalez	2021	$324,000		$360,000	$-		$684,000	(4)
Vice President Real Estate	2020	$324,000		$-	$-		$324,000	(4)

Danfeng Xu	2021	$170,000		$9,000	$-		$179,000	(3)
Treasurer and Controller	2020	$154,000		$9,000	$-		$163,000	(3)
(Principal Financial Officer)

(1) Mr. Winfield also serves as Chairman of the Board and Chief Executive Officer of the Company’s subsidiary Portsmouth and had served as President, Chairman of the Board, and Chief Executive Officer of the Company’s subsidiary Santa Fe Financial Corporation (“Santa Fe”) before the liquidation of Santa Fe in February 2021. Mr. Winfield received a salary from Santa Fe and Portsmouth in the aggregate amount of $438,000 and $440,000 for the fiscal years 2021 and 2020, respectively. The amounts include director’s fees totaling $11,000 and $12,000 for each fiscal year.

(2) Compensation for a portion of the salary of an assistant to Mr. Winfield.

(3) Salary is allocated approximately 50% to the Company and 50% to Santa Fe and Portsmouth. After the liquidation of Santa Fe in February 2021, salary is allocated approximately 50% to the Company and 50% to Portsmouth.

(4) Salary is allocated approximately 67% to the Company and 33% to Portsmouth.

Performance-Based Compensation

For the fiscal year ended June 30, 2021, the independent members of the respective Boards of Directors of the Company and the Company’s subsidiaries established a performance-based compensation program for the Company’s CEO, John V. Winfield, to keep and retain his services as a direct and active manager of the securities portfolios of those companies. According to the criteria established by the Board of Directors, Mr. Winfield is entitled to performance compensation for his management of the securities portfolios of the Company and its subsidiaries equal to 20% of all net investment gains generated over an annual return equal to the Prime Rate of Interest (as published by the Wall Street Journal) plus 2%. Compensation amounts are earned, calculated, and paid quarterly based on the results of the Company’s investment portfolio for that quarter. Should the companies have a net investment loss during any quarter, Mr. Winfield would not be entitled to any further performance-based compensation until the Company recoups any such investment losses. This performance-based compensation program may be modified or terminated at the discretion of the respective Boards of Directors. No performance-based compensation was earned or paid for fiscal years ended June 30, 2021 or 2020.

Outstanding Equity Awards at Fiscal Year Ended June 30, 2021

The following table sets forth information concerning option awards and stock awards for each named executive officer that were outstanding as of the end of the Company’s last completed fiscal year ended June 30, 2021. There were no other equity incentive plan awards that were outstanding.

	Option Awards
	Number of		Number of
	securities		securities
	underlying		underlying
	unexercised		unexercised	Option	Option
	options (#)		options (#)	exercise	expiration
Name	exercisable		unexercisable	price $	date

John V. Winfield	100,000	(1)	-	$10.30	3/16/26
John V. Winfield	90,000	(2)	-	$19.77	2/28/22
John V. Winfield	133,195	(3)	-	$18.65	12/26/23
David C. Gonzalez	14,400	(4)	3,600	$27.30	3/2/27

(1) Stock options issued to Mr. Winfield pursuant to the Company’s 2010 Incentive Plan are subject to both time and performance-based vesting requirements, each of which must be satisfied before the options are fully vested and eligible to be exercised. Pursuant to the time vesting requirements, the options vest over a period of five years, with 20,000 options vesting upon each one-year anniversary of the date of grant, March 16, 2010. Pursuant to the performance vesting requirements, the options vest in increments of 20,000 shares upon each increase of $2.00 or more in the market price of the Company’s common stock above the exercise price ($10.30) of the options. To satisfy this requirement, the common stock must trade at that increased level for a period of at least ten trading days during any one quarter. As of June 30, 2021, the performance vesting requirements of the options were satisfied.

(2) Stock options issued to Mr. Winfield, according to the Company’s 2010 Incentive Plan, are subject to both time and performance-based vesting requirements, each of which must be satisfied before the options are fully vested and eligible to be exercised. According to the time vesting requirements, the options vest over five years, with 18,000 options vesting upon each one-year anniversary of the date of grant, February 28, 2012. Under the performance vesting requirements, the options vest in increments of 18,000 shares upon each increase of $2.00 or more in the market price of the Company’s common stock above the exercise price ($19.77) of the options. To satisfy this requirement, the common stock must trade at that increased level for at least ten trading days during any one quarter. As of June 30, 2021, all of these options have met the market vesting requirements. On January 21, 2022, Mr. Winfield exercised the 90,000 vested stock options by surrendering 35,094 shares of the Company’s common stock at fair value as payment of the exercise price, resulting in a net issuance to him of 54,906 shares. No additional compensation expense was recorded related to the issuance.

(3) On December 26, 2013, the Compensation Committee authorized, subject to shareholder approval, a grant of non-qualified stock options of 133,195 shares (the “Option Grant”) to the Company’s President and Chief Executive Officer, John V. Winfield. The stock option grant was approved by shareholders on February 19, 2014. The grant of stock options was made pursuant to, and consistent with, the 2010 Incentive Plan. The non-qualified stock options have a term of ten years, expiring on December 26, 2023, with an exercise price of $18.65 per share. In accordance with the terms of the 2010 Incentive Plan, the exercise prices were based on 100% of the fair market value of the Company’s common stock as determined by reference to the closing price of the Company’s common stock as reported on the NASDAQ Capital Market on the date of grant. The stock options are subject to time vesting requirements, with 20% of the options vesting annually commencing on the first anniversary of the grant date.

(4) Mr. Gonzalez’s stock options vest over five years, with 3,600 options vesting upon each one-year anniversary of the date of grant, March 2, 2017.

Internal Revenue Code Limitations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), provides that, in the case of a publicly held corporation, the corporation is not generally allowed to deduct remuneration paid to its chief executive officer and certain other highly compensated officers to the extent that such remuneration exceeds $1,000,000 for the taxable year.

EQUITY COMPENSATION PLANS

The Company currently has one equity compensation plan, which has been approved by the Company’s stockholders. However, any outstanding stock options issued under the Company’s prior equity compensation plans remain effective per their terms.

The purpose of the Company’s equity compensation plan is to provide a means whereby officers, directors and key employees of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of this plan is to provide a means through which the Company may attract able individuals to become employees or serve as directors of the Company and to provide a means for such individuals to acquire and maintain stock ownership in the Company, thereby strengthening their concern for the welfare of the Company.

The InterGroup Corporation 2010 Omnibus Employee Incentive Plan

On February 24, 2010, the shareholders of the Company approved The InterGroup Corporation 2010 Omnibus Employee Incentive Plan (the “2010 Incentive Plan”), which was formally adopted by the Board of Directors following the annual meeting of shareholders. The Company believes that such awards better align the interests of its employees with those of its shareholders. Option awards are generally granted with an exercise price equal to the market price of the Company’s stock at the date of grant; those option awards generally vest based on 5 years of continuous service. Certain option and share awards provide for accelerated vesting if there is a change in control, as defined in the 2010 Incentive Plan. The 2010 Incentive plan as modified in December 2013, authorizes a total of up to 400,000 shares of common stock to be issued as equity compensation to officers and employees of the Company in an amount and in a manner to be determined by the Compensation Committee in accordance with the terms of the 2010 Incentive Plan. The 2010 Incentive Plan authorizes the awards of several types of equity compensation including stock options, stock appreciation rights, performance awards and other stock-based compensation. The 2010 Incentive Plan had an original expiration date of February 23, 2020, if not terminated sooner by the Board of Directors upon recommendation of the Compensation Committee. Any awards issued under the 2010 Incentive Plan will expire under the terms of the grant agreement.

The shares of common stock to be issued under the 2010 Incentive Plan have been registered under the Securities Act, pursuant to a registration statement filed on Form S-8 by the Company on June 16, 2010. Once received, shares of common stock issued under the Plan will be freely transferable subject to any requirements of Section 16 (b) of the Exchange Act.

On March 16, 2010, the Compensation Committee authorized the grant of 100,000 stock options to the Company’s Chairman, President and Chief Executive, John V. Winfield to purchase up to 100,000 shares of the Company’s common stock pursuant to the 2010 Incentive Plan. The exercise price of the options is $10.30, which is 100% of the fair market value of the Company’s Common Stock as determined by reference to the closing price of the Company’s Common Stock as reported on the NASDAQ Capital Market on March 16, 2010, the date of grant. The options had an original expiration date ten years from the date of grant, unless terminated earlier in accordance with the terms of the 2010 Incentive Plan. The options shall be subject to both time and market-based vesting requirements, each of which must be satisfied before options are fully vested and eligible to be exercised. Pursuant to the time vesting requirements, the options vest over a period of five years, with 20,000 options vesting upon each one-year anniversary of the date of grant. Pursuant to the market vesting requirements, the options vest in increments of 20,000 shares upon each increase of $2.00 or more in the market price of the Company’s common stock above the exercise price ($10.30) of the options. To satisfy this requirement, the common stock must trade at that increased level for a period of at least ten trading days during any one quarter. As of June 30, 2021, all the market vesting requirements have been met.

On December 28, 2019, the Compensation Committee of the Board of Directors recommended to the Board amendments to the 2010 Incentive Plan which would amend Section 1.3 to extend the term from ten years to sixteen years, and Section 6.4 to change “tenth (10th) anniversary date” to “twentieth (20th) anniversary date”. This would increase the term of the 2010 Incentive Plan to twenty years (expiring in February 2030 instead of February 2020) and permit the existence of options with a term longer than ten years. The purpose of the amendment to the term is to extend its existence as our only incentive plan. The purpose of amendment of the allowable term of options is so that the Board may extend the term of the 100,000 options granted to John Winfield on March 16, 2010 from ten years to sixteen years so that these options will terminate on March 16, 2026 instead of on March 16, 2020, in recognition of Mr. Winfield’s contributions to and leadership of our Company. The recommended amendments were approved by shareholders on February 25, 2020. During the fiscal year ended June 30, 2020, the Company recorded additional stock option compensation expense in the amount of $116,000 as a result of the aforementioned amendments.

On February 28, 2012, the Compensation Committee awarded 90,000 stock options to the Company’s Chairman, President and Chief Executive, John V. Winfield to purchase up to 90,000 shares of common stock. The per share exercise price of the options is $19.77 which is the fair value of the Company’s Common Stock as reported on NASDAQ on February 28, 2012. The options expire ten years from the date of grant. The options are subject to both time and market-based vesting requirements, each of which must be satisfied before the options are fully vested and eligible to be exercised. Pursuant to the time vesting requirements, the options vest over a period of five years, with 18,000 options vesting upon each one-year anniversary of the date of grant. Pursuant to the market vesting requirements, the options vest in increments of 18,000 shares upon each increase of $2.00 or more in the market price of the Company’s common stock above the exercise price ($19.77) of the options. To satisfy this requirement, the common stock must trade at that increased level for a period of at least ten trading days during any one quarter. As of June 30, 2021, all these options have met the market vesting requirements. On January 21, 2022, Mr. Winfield exercised the 90,000 vested stock options by surrendering 35,094 shares of the Company’s common stock at fair value as payment of the exercise price, resulting in a net issuance to him of 54,906 shares. No additional compensation expense was recorded related to the issuance.

On December 26, 2013, the Compensation Committee authorized, subject to shareholder approval, a grant of non-qualified and incentive stock options for an aggregate of 160,000 shares (the “Option Grant”) to the Company’s President and Chief Executive Officer, John V. Winfield. The stock option grant was approved by shareholders on February 19, 2014. The grant of stock options was made pursuant to, and consistent with, the 2010 Incentive Plan. The non-qualified stock options are for 133,195 shares and have a term of ten years, expiring on December 26, 2023, with an exercise price of $18.65 per share. The incentive stock options are for 26,805 shares and have a term of five years, expiring on December 26, 2018, with an exercise price of $20.52 per share. In accordance with the terms of the 2010 Incentive Plan, the exercise prices were based on 100% and 110%, respectively, of the fair market value of the Company’s common stock as determined by reference to the closing price of the Company’s common stock as reported on the NASDAQ Capital Market on the date of grant. The stock options are subject to time vesting requirements, with 20% of the options vesting annually commencing on the first anniversary of the grant date. In December 2018, Mr. Winfield exercised the 26,805 vested incentive stock options by surrendering 17,439 shares of the Company’s common stock at fair value as payment of the exercise price, resulting in a net issuance to him of 9,366 shares. No additional compensation expense was recorded related to the issuance.

In March 2017, the Compensation Committee awarded 18,000 stock options to the Company’s Vice President of Real Estate, David C. Gonzalez, to purchase up to 18,000 shares of common stock. The per share exercise price of the options is $27.30 which is the fair value of the Company’s Common Stock as reported on NASDAQ Capital Market on March 2, 2017. The options expire ten years from the date of grant. Pursuant to the time vesting requirements, the options vest over a period of five years, with 3,600 options vesting upon each one-year anniversary of the date of grant.

Change in Controls Provisions in Equity Compensation Plans

Under the Company’s 2010 Incentive Plan, stock options may vest upon a change in control of the Company in accordance with their respective grant agreements. Outstanding stock options issued pursuant to the Company’s 2010 Incentive Plan will also immediately vest and become exercisable upon a change in control. Except for the foregoing, there are no employment contracts between the Company and its officers or directors or any change in control arrangements.

SHAREHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION

At its fiscal 2016 Annual Meeting of Shareholders held on March 2, 2017, the Company submitted to its shareholders two proposals regarding executive compensation. The first proposal to approve, in a non-binding vote, the compensation of the Company’s named executive officers was approved by the shareholders, having received more than 99% of the shares voted at the meeting in favor of the proposal. The second proposal was to determine, in a non-binding vote, whether a shareholder advisory vote to approve the compensation of the Company’s executive officers should occur every one, two, or three years. The shareholders overwhelmingly voted in favor of three years as the frequency in which the Company should have an advisory vote on executive compensation with more than 89% of the shares voted at the meeting being in favor of three years. The Board of Directors considered the guidance provided by those advisory votes and set three years as the frequency in which it will have a non-binding vote on executive compensation.

At its fiscal 2019 Annual Meeting of Shareholders held on February 25, 2020, the proposal to approve, in a non-binding vote, the compensation of the Company’s named executive officers was approved by the shareholders.

The Board of Directors will continue to focus on responsible executive compensation practices that attract, motivate, and retain high-performance executives, reward those executives for the achievement of long-term performance, and support our other executive compensation objectives.

COMPENSATION OF DIRECTORS

Non-employee directors receive an annual cash retainer in the amount of $12,000. With the exception of members of the Audit Committee, non-employee directors do not receive any additional fees for attending Board or Committee meetings but are entitled to reimbursement of their reasonable expenses to attend such meetings. Members of the Audit Committee are paid a fee of $1,000 per quarter, with the Chair of that Committee to receive $1,500 per quarter. As an executive officer, the Company’s Chairman has elected to forego his annual board fees. Non-employee directors are also eligible for an annual cash payment of $22,000.

The following table sets forth the compensation paid to directors for the fiscal year ended June 30, 2021:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash (1)		Stock Awards	All Other Compensation	Total

John C. Love	$46,000	(2)	-	-	$46,000

William J. Nance	$54,000	(3)	-	-	$54,000

Jerold R. Babin	$44,000	(4)	-	-	$44,000

Yvonne L. Murphy	$34,000		-	-	$34,000

John V. Winfield	$11,000	(5)	-	-	$11,000

(1) Amounts shown include board retainer fees, committee fees, and meeting fees.

(2) Mr. Love also serves as director of the Company’s subsidiary, Portsmouth. Amounts shown include $8,000 in regular board and audit committee fees paid by Portsmouth.

(3) Mr. Nance also serves as a director of the Company’s subsidiary Portsmouth and served as a director of Santa Fe before its liquidation in February 2021. Amounts shown include $6,000 in regular board and audit committee fees paid by Santa Fe and $8,000 in regular board and audit committee fees paid by Portsmouth.

(4) Mr. Babin also serves as a director of the Company’s subsidiary, Portsmouth. Amounts shown include $6,000 in regular board fees paid by Portsmouth.

(5) As Chief Executive Officer, the Company’s Chairman, John V. Winfield, was not paid any board, committee, or meeting fees by the Company. Mr. Winfield did receive a total of $11,000 in regular board fees from the Company’s subsidiaries.

Change in Control or Other Arrangements

Except for the preceding, there are no other arrangements for compensation of directors, and there are no employment contracts between the Company and its directors or any change in control arrangements.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and each beneficial owner of more than ten percent of the Common Stock of the Company, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of Forms 3 and 4 and amendments thereto filed with the SEC or furnished to the Company during its most recent fiscal year and Forms 5 and amendments thereto filed with the SEC or furnished to the Company with respect to its most recent fiscal year, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company knows of no Form 4 not filed on a timely basis. All other filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with during the fiscal year ended June 30, 2021.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2022, certain information with respect to the beneficial ownership of Common Stock of the Company owned by (i) each director and each of the named executive officers and (ii) all directors and executive officers as a group. The Company knows of no persons or groups which own more than five percent of the outstanding shares of Common Stock. Unless otherwise indicated, the business address for each director and named executive officer is 1516 S. Bundy Drive, Suite 200, Los Angeles, CA 90025.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)

John V. Winfield	1,686,374	(3)	67.6%
William J. Nance	47,946		1.9%
David C. Gonzalez	44,769	(4)	1.8%
John C. Love	17,561		*
Yvonne M. Murphy	2,282		*
All Directors and Executive Officers as a Group (5 persons)	1,798,932		72.1%

* Ownership does not exceed 1%.

(1) Unless otherwise indicated and subject to applicable community property laws, each person has sole voting and investment power with respect to the shares beneficially owned.

(2) Percentages are calculated based on 2,243,183 shares of Common Stock outstanding on March 31, 2022, plus any securities that person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights.

(3) Includes 233,195 shares that Mr. Winfield has a right to acquire pursuant to vested stock options.

(4) Includes 18,000 shares that Mr. Gonzalez has a right to acquire pursuant to vested stock options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As Chairman of the Executive Strategic Real Estate and Securities Investment Committee, the Company’s President and Chief Executive officer, John V. Winfield, oversees the investment activity of the Company in public and private markets pursuant to authority granted by the Board of Directors. Mr. Winfield also serves as Chief Executive Officer and Chairman of Portsmouth and oversees the investment activity of Portsmouth. Depending on certain market conditions and various risk factors, Mr. Winfield and Portsmouth may, at times, invest in the same companies in which the Company invests. The Company encourages such investments because it places personal resources of Mr. Winfield and the resources of Portsmouth, at risk in connection with investment decisions made on behalf of the Company. Under the direction of the Executive Strategic Real Estate and Securities Investment Committee, the Company has instituted certain modifications to its procedures to reduce the potential for conflicts of interest.

The Company and its subsidiary Portsmouth have established performance-based compensation programs for Mr. Winfield’s management of the securities portfolios of both companies. The performance-based compensation program was approved by the disinterested members of the respective Boards of Directors of the Company and its subsidiaries. No performance bonus compensation was paid to Mr. Winfield for the fiscal years ended June 30, 2021, and 2020.

Director Independence

The Common Stock is listed on the NASDAQ Capital Market tier of NASDAQ. InterGroup is a Smaller Reporting Company under the rules and regulations of the SEC. The Board of Directors of InterGroup currently consists of five members. With the exception of the Company’s President and CEO, John V. Winfield, all of InterGroup’s Board of Directors consists of “independent” directors as independence is defined by the applicable rules of the SEC and NASDAQ. There are no members of the Company’s compensation, nominating, or audit committees that do not meet those independence standards.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF

JOHN V. WINFIELD AND JEROLD R. BABIN AS CLASS A DIRECTORS OF THE COMPANY.

PROPOSAL NO. 2

RATIFICATION OF THE RETENTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of WithumSmith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022. Although the action of shareholders in this matter is not required, the Audit Committee believes it is appropriate to seek shareholder ratification of this appointment. Ratification requires the affirmative vote of a majority of the shares represented and voted at the Annual Meeting.

We expect that a representative of WithumSmith+Brown, PC will be present at the Annual Meeting to respond to appropriate questions from shareholders, and we will provide this representative with an opportunity to make a statement if he or she desires to do so.

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR FILING WITH THE SEC UNDER THE SECURITIES ACT OR THE EXCHANGE ACT OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

AUDIT COMMITTEE REPORT

The Audit Committee’s responsibilities are described in a written charter adopted by the Board of Directors. The Audit Committee primary duties and responsibilities are to serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system; appoint and approve the compensation of the Company’s independent registered public accounting firm; review and appraise the audit efforts of the Company’s independent registered public accounting firm; and provide an open avenue of communications among the independent registered public accounting firm, financial and senior management, and the Board of Directors. On November 16, 2017, the Audit Committee appointed Moss Adams LLP (“Moss Adams”) as the Company’s independent registered public accounting firm. All fees and expenses paid to Moss Adams were approved by the Audit Committee.

The Audit Committee reviewed and discussed the audited financial statements with Moss Adams, and management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The discussions with Moss Adams also included the matters required by Statement on Auditing Standards No. 114 (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the U.S. Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T regarding “Communication with Audit Committees.”

The Audit Committee has also received written disclosures and letters from Moss Adams, as required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, which was also discussed with Moss Adams.

Based on the Audit Committee’s review of the audited financial statements, and the review and discussions with management and Moss Adams referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE:
WILLIAM J. NANCE, CHAIRPERSON
JOHN C. LOVE

JEROLD R. BABIN

Audit Fees

The aggregate fees billed for each of the last two fiscal years ended June 30, 2021 and 2020 for professional services rendered by Moss Adams are set forth in the tables below. These fees were billed for audit of the Company’s annual financial statements, review of financial statements included in the Company’s Form 10-Q reports, and services provided in connection with statutory and regulatory filings and engagements for those fiscal years.

	Fiscal Year
	2021	2020
Audit fees	$247,000	$265,000
Tax fees	60,000	147,000
TOTAL:	$307,000	$412,000

Audit Committee Pre-Approval Policies

The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, subject to any de minimis exceptions that may be set for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. All of the services described herein were approved by the Audit Committee pursuant to its pre-approval policies.

None of the hours expended on the independent registered public accounting firms’ engagement to audit the Company’s financial statements for the most recent fiscal year were attributed to work performed by persons other than the independent registered public accounting firm’s full-time permanent employees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE RETENTION OF WITHUMSMITH+BROWN, PC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS.

The following table sets forth information as of June 30, 2021 with respect to compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance, aggregated as follows:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options warrants and rights	Remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	341,195	$16.95	None

Equity compensation plans not approved by security holders	None	N/A	None

Total	341,195	$16.95	None

(a) There were 341,195 stock options outstanding as of June 30, 2021.

(b) Reflects the weighted average exercise price of all outstanding options.

OTHER BUSINESS

As of the date of this statement, management knows of no business to be presented at the meeting that is not referred to in the accompanying notice. As to other business that may properly come before the meeting, it is intended that the proxies properly executed and returned will be voted in respect thereof at the discretion of the person voting the proxies in accordance with the best judgment of that person.

SHAREHOLDER PROPOSALS

It is presently anticipated that the fiscal 2022 Annual Meeting of Shareholders will be held on May 22, 2023. Shareholder proposals intended to be considered for inclusion in the proxy statement and form of proxy for presentation at the fiscal 2022 Annual Meeting of Shareholders must be received by the Company not less than 120 calendar days before the one-year anniversary of the date that this proxy statement is mailed. However, if the date of the fiscal 2022 Annual Meeting of Shareholders is changed by more than 30 days from the date of the fiscal 2021 Annual Meeting, then the deadline will be a reasonable time before the Company begins to print and send its proxy materials. In addition, all proposals must comply with the provisions of the Company’s charter and bylaws and Rule 14a-8 adopted under Section 14(a) of the Exchange Act. Any proposals must be submitted in writing to the following address: Corporate Secretary, The InterGroup Corporation, 1516 S. Bundy Drive, Suite 200, Los Angeles, CA 90025. It is suggested that the proposal be submitted by certified mail – return receipt requested.

ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report for the fiscal year ended June 30, 2021, accompanies this proxy statement but is not deemed a part of the proxy solicitation material. A copy of the Company’s Form 10-K for the fiscal year ended June 30, 2021, as required to be filed with the SEC, excluding exhibits, will be mailed to shareholders without charge upon written request to John V. Winfield, President, The InterGroup Corporation, 1516 S. Bundy Drive, Suite 200, Los Angeles, CA 90025. Such requests must set forth a good-faith representation that the requesting party was either a holder of record or beneficial owner of the Common Stock on March 31, 2022. The Company’s Form 10-K and other public filings are also available on the Company’s website at www.intgla.com and through the SEC’s website www.sec.gov.

By Resolution of the Board of Directors

THE INTERGROUP CORPORATION

/s/ John V. Winfield
John V. Winfield
Chairman of the Board; President and Chief Executive Officer

Dated:	April 12, 2022
Los Angeles, California

ANNUAL MEETING OF SHAREHOLDERS OF

THE INTERGROUP CORPORATION

May 23, 2022

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at www.intgla.com

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20230000000000000000 0 052322

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect two Class A Directors to serve until the fiscal 2024 Annual Meeting; or, if earlier, until their successors shall have been duly elected and qualified;

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEE:
- ○ John V. Winfield
- ○ Jerold R. Babin

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

This proxy is solicited on behalf of the Board of Directors. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the nominees in Proposal 1 and FOR Proposal 2.

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

THE INTERGROUP CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Shareholders of The InterGroup Corporation to be held on May 23, 2022 at 2:30 P.M. at the Hilton San Francisco Financial District, 750 Kearny Street, San Francisco, CA 94108 and the Proxy Statement in connection therewith each dated April 12, 2022; (b) appoints John V. Winfield and William J. Nance, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this Form of Proxy, all of the shares of Common Stock of The InterGroup Corporation held of record by the undersigned on March 31, 2022 at the Annual Meeting of Shareholders to be held on May 23, 2022 or at any adjournment thereof.

(Continued and to be signed on the reverse side)

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